EXHIBIT 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation reaches agreement to sell its Die-Cut Business
MILWAUKEE (February 24, 2014)--Brady Corporation (NYSE: BRC) (“Brady”), a world leader in identification solutions, today announced that it has reached an agreement to sell its Die-Cut business to Boyd Corporation, a global business headquartered in Modesto, California, that specializes in custom fabricated sealing and energy management solutions.
Brady announced its intention to sell its Die-Cut business in May 2013 in order to focus on its Identification Solutions and Workplace Safety businesses. The Die-Cut business, with sales of approximately $192 million in the fiscal year ended July 31, 2013, consists of the manufacture and sale of precision converted products such as gaskets, meshes, heat-dissipation materials, antennae, dampers, filters, and similar products sold primarily to the electronics industry with a concentration in the mobile-handset and hard-disk drive industries and other traditional die-cut parts and thermal management products used in the automotive electronics and telecommunications industries. The company believes the Die-Cut business is no longer a good fit in its portfolio and that both customers and employees in that business will be better served under an owner with die-cut products as part of its core offering.
The sale of the Die-Cut business is expected to close in two steps, each subject to customary closing conditions. The first closing, which is anticipated to occur within 90 days, involves the sale of the Die-Cut business with operations in Germany, Thailand, Korea and Malaysia. The second closing, which is anticipated to occur in the fourth quarter of Brady's fiscal year ending July 31, 2014, involves the sale of the Die-Cut business with operations in China and associated global sales support.

About Brady Corporation
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2013, employed approximately 7,400 people in its worldwide businesses. Brady’s fiscal 2013 sales were approximately $1.15 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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Forward Looking Statements

Certain information in this news release constitutes "forward-looking statements." These forward-looking statements relate to, among other things, statements concerning the consummation of the sale of the Die-Cut business and the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, all of which are based on current expectations and assumptions that are subject to risks and uncertainties.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: Implementation of the Workplace Safety strategy; the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; future competition; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; risks associated with obtaining governmental approvals and maintaining regulatory compliance; Brady's ability to develop and successfully market new products; risks associated with identifying, completing, and integrating acquisitions; risks associated with divestitures and businesses held for sale; risks associated with restructuring plans; environmental, health and safety compliance costs and liabilities; risk associated with loss of key talent; risk associated with product liability claims; technology changes and potential security violations to the Company's information technology systems; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; potential write-offs of Brady's substantial intangible assets; unforeseen tax consequences; risk, associated with our ownership structure; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2013.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.